                                                                     Exhibit 12


                         Cyprus Amax Minerals Company
      Computation of Historical Ratio of Earnings to Combined Fixed Charges
                    and Preferred Stock Dividend Requirements
                        (dollars amounts in thousands)


                                                                     Exhibit 12


                                                  Six Months
                                                Ended June 30,                         Year ended December 31,
                                           -----------------------    ------------------------------------------------------------
                                                1999         1998        1998         1997         1996         1995        1994
                                            ---------    ---------    ---------    ---------    ---------    ---------   ---------
Income (loss) from continuing operations ...$ (76,473)   $ (53,167)   $(134,014)   $  89,257    $  14,739    $ 367,161   $ 103,770
Income tax (benefit) provision .............  (14,175)      (9,310)      (5,037)     (15,823)      (8,842)      79,993      35,307
                                            ---------    ---------    ---------    ---------    ---------    ---------   ---------
                                            $ (90,648)   $ (62,477)   $(139,051)   $  73,434    $   5,897    $ 447,154   $ 139,077
                                            =========    =========    =========    =========    =========    =========   =========
Fixed Charges:
    Interest and debt cost amortization .   $  70,397    $  89,241    $ 160,193    $ 196,348    $ 181,665    $ 122,309   $  84,171
    Interest portion of rent expense (a)        1,611        2,746        5,599        6,447        8,022        7,187       7,923
                                            ---------    ---------    ---------    ---------    ---------    ---------   ---------
        Total Fixed Charges .............      72,008       91,987      165,792      202,795      189,687      129,496      92,094

Preferred Stock Dividends ..................    9,329        9,329       18,657       28,046       18,657       22,812      25,035
                                            ---------    ---------    ---------    ---------    ---------    ---------   ---------
Combined Fixed Charges and Preferred
    Stock Dividends .....................   $  81,337    $ 101,316    $ 184,449    $ 230,841    $ 208,344    $ 152,308   $ 117,129
                                            =========    =========    =========    =========    =========    =========   =========
Adjusted Earnings (Loss) Before Income Taxes
    and Fixed Charges ...................   $  (1,812)   $  31,217    $  79,236    $ 296,101    $ 100,081    $ 517,944   $ 227,181
                                            =========    =========    =========    =========    =========    =========   =========
Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends ...........       (b)          (b)          (b)           1.3        (b)            3.4         1.9
                                            =========    =========    =========    =========    =========    =========   =========

(a) Represents one-third of rent expense which management believes represents interest.

(b) Earnings for the six months ended June 30,1999 and 1998 and the years ended December 31,1998 and 1996 were inadequate to cover combined fixed charges and preferred stock dividends requirements by $83,149, $70,099, $105,213, $108,263, respectively.

                               ASARCO Incorporated
          Computation of Historical Ratio of Earnings to Fixed Charges
                         (dollar amounts in thousands)

                                                        Six Months
                                                      Ended June 30,                        Year ended December 31,
                                                ----------------------     ---------------------------------------------------------
                                                    1999        1998        1998         1997        1996        1995         1994
                                                ---------    ---------     --------    ---------   ---------   ---------   ---------
Income (loss) from continuing operations ....   $ (56,381)   $ (46,348)   $(130,640)   $ 143,392   $ 138,336   $ 169,153   $  64,034
Income tax (benefit) provision ..............     (25,083)     (15,975)     (53,016)      73,571     100,572     122,916      14,238
                                                ---------    ---------    ---------    ---------   ---------   ---------   ---------
                                                $ (81,464)   $ (62,323)   $(183,656)   $ 216,963   $ 238,908   $ 292,069   $  78,272
                                                =========    =========    =========    =========   =========   =========   =========
Fixed Charges:
       Interest and debt cost amortization ..   $  42,024    $  39,134    $  80,317    $  79,762   $  79,281   $  95,210   $  63,398
       Interest portion of rent expense (b) .       4,295        2,754        8,068        5,210       4,272       4,306       2,979
                                                ---------    ---------    ---------    ---------   ---------   ---------   ---------
           Total Fixed Charges ..............      46,319       41,888       88,385       84,972      83,553      99,516      66,377

Preferred Stock Dividends....................          --           --           --           --          --          --         --
                                                ---------    ---------    ---------    ---------   ---------   ---------   ---------
Combined Fixed Charges and Preferred
       Stock Dividends ......................   $  46,319    $  41,888    $  88,385    $  84,972   $  83,553   $  99,516   $  66,377
                                                =========    =========    =========    =========   =========   =========   =========
Adjusted Earnings (Loss) Before Income Taxes
       and Fixed Charges ....................   $ (35,904)   $  (8,570)   $ (78,247)   $ 385,426   $ 409,789   $ 520,361   $ 108,101
                                                =========    =========    =========    =========   =========   =========   =========
 Ratio of Earnings to Fixed Charges                 (a)          (a)          (a)            4.5         4.9         5.2         1.6
                                                =========    =========    =========    =========   =========   =========   =========

 (a) Earnings for the six months ended June 30,1999 and 1998 and the year ended December 31,1998 were inadequate to cover fixed charges by $82,223 $50,458 and $166,632, respectively.

 (b) Represents one-third of rent expense which management believes represents interest.

                           Asarco Cyprus Incorporated
       Computation of Proforma Ratio of Earnings to Combined Fixed Charges
                    and Preferred Stock Dividend Requirements
                         (dollar amounts in thousands)

                                                                       Six Months
                                                                         Ended                  Full Year
                                                                     June 30, 1999                1998
                                                                     -------------              ---------
Income (loss) from continuing operations .............................$(113,854)                $(230,854)
Income tax (benefit) provision .......................................  (24,258)                  (24,253)
                                                                      ----------                ---------
                                                                      $(138,112)                $(255,107)
                                                                      =========                 =========
Fixed Charges:
        Interest and debt cost amortization ..........................$ 114,921                 $ 245,510
        Interest portion of rent expense (a) .........................    5,906                    13,667
                                                                      ---------                 ---------
            Total Fixed Charges ......................................  120,827                   259,177

Preferred Stock Dividends ............................................    9,329                    18,657
                                                                      ---------                 ---------

Combined Fixed Charges and Preferred
        Stock Dividends ..............................................$ 130,156                 $ 277,834
                                                                      =========                 =========
Adjusted Earnings (Loss) Before Income Taxes
        and Fixed Charges ............................................$  (1,216)                $  73,589
                                                                      =========                 =========
Ratio of Earnings to Combined Fixed Charges and
        Preferred Stock Dividends ....................................    (b)                       (b)
                                                                      =========                 =========

(a) Represents one-third of rent expense which management believes represents interest.

(b) Earnings for the six months ended June 30,1999 and the year ended December 31,1998 were inadequate to cover combined fixed charges and preferred stock dividends requirements by $131,372 and $204,245, respectively.